August 2017 Investor Presentation Exhibit 99.1

Disclosure Information INFORMATION RELATED TO FORWARD-LOOKING STATEMENTS Statements made in this presentation that state the Company’s or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company's future events and actual results, financial or otherwise, could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause future events or actual results to differ materially from those in the forward-looking statements are included in the “Risk Factors” section of the Company's SEC filings, including, but not limited to, the Company's Annual Report and quarterly reports. You are cautioned not to place undue reliance on such forward-looking statements. USE OF NON-GAAP MEASURES We frequently use the non‐GAAP measures at total company ownership of funds from operations (“FFO”), Operating FFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), Adjusted EBITDA, Net Debt to Adjusted EBITDA, net operating income (“NOI”), net asset value (“NAV”) and comparable NOI to explain operating performance and assist investors in evaluating our business. For a more thorough discussion of FFO, Operating FFO, EBITDA, Adjusted EBITDA, Net Debt to Adjusted EBITDA, NOI, Comparable NOI, and NAV, including how we reconcile these measures to their GAAP counterparts, please refer to the supplemental package for the quarter-ended June 30, 2017, furnished to the SEC on Form 8‐K on August 3, 2017 and the supplemental package for the year-ended December 31, 2016, furnished to the SEC on Form 8‐K on February 27, 2017. Copies of our quarterly and annual supplemental packages can be found on our website at www.forestcity.net, or on the SEC’s website at www.sec.gov. Please note: We periodically post updated investor presentations on the Investors page of our website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, we encourage investors, the media, and other interested parties to review the Investors page of our website at www.forestcity.net for the most recent investor presentation. Pictures shown on cover from left to right are Twelve12, the New York Times building and 88 Sidney Street.

Section Page # Our Company 1 Our Portfolio 6 Near-Term Priorities and Long-Term Strategy 8 Capital Structure Overview 13 Property Margins and Overhead 15 Corporate Responsibility and ESG 19 Appendix: Additional Financial Information 21 Table of Contents 1 2 3 4 5 A 6

1 Value Proposition

ForestCity

High-quality assets concentrated in core, urban markets with strong growth profiles and operated by an experienced, proven management team

- Premier assets in core, high-barrier-to-entry urban markets
- Scale and focus within core markets; top 10 assets comprise ~61% of NOI(1)
- Outsized growth opportunities from existing JV buyouts, in-process developments and entitled pipeline in attractive core markets
- Identified margin enhancements resulting in ~400-500bps of adjusted EBITDA margin expansion
- Effective, seasoned management team averaging ~20 years of experience at Forest City; successfully executed key strategic goals in the Company's evolution(2)
- Substantial upside in dividend; anticipated to more than double by 2019

Commitment to Outperformance

↓ NAV per Share Trading Gap	↑ NAV per Share	↑ FFO per Share	↑ Stockholder Returns

(1) Reflects portfolio pro forma for pending retail and FAH dispositions. Percentage based on Q2 2017 estimated annualized stabilized NOI.
(2) Average represents top senior executives excluding Ketan Patel who joined Forest City as General Counsel in 2017.

- 1 -

1 Guiding Principles

ForestCity

Focused Placemaking	Sustainable Growth	Exceptional Performance
▪ **Premier** national portfolio of **high-quality** office and multifamily assets ▪ **Concentrated** exposure in seven leading core markets(1) ▪ Pursue development at attractive **risk-adjusted** returns	▪ Operate within **well-defined** capital allocation parameters ▪ **Tailored** capital structure for future growth opportunities ▪ **Disciplined** approach to activating development pipeline	▪ **Streamlined** operations for "best-in-class" performance ▪ Reduced exposure to non-core assets and markets ▪ **Accountability** through **transparency** in governance

Portfolio Optimization	Growth Opportunities	Earnings Enhancements
✓ Focus on core markets ✓ Refine portfolio ✓ Deliver in-process developments	✓ Existing development entitlements ✓ Opportunistic JV buyouts ✓ Targeted acquisitions	✓ Reduce cost of capital ✓ Improve margins ✓ Stabilize accretive developments

(1) Core markets include Boston, Dallas, Denver and Los Angeles as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Reflective of portfolio pro forma for pending retail and FAH dispositions.

- 2 -

1 Focus on Continued Execution

ForestCity

	Key Factors	As of 2011	Today	Target
Strategic Goals	Core Asset Focus	Apartment, Office, FAH, Retail, Hotels, Military Housing, Land, Team / Arena	Apartment, Office, FAH, Retail	Mixed-Use: Apartment, Office
	Non-Core Markets	**82.2%** NOI from 9 Markets[1]	**88.4%** NOI from 9 Markets[1]	**>90.0%** NOI from 7 Core Markets[2]
	Development	**16.7%** 2011 Development Ratio	**7.6%** Q2 2017 Development Ratio	Target development ratio **less than ~7.5%** and deliver **NAV and FFO growth** from **existing projects**
Financial	Margin Improvement	**44.4%** Adjusted EBITDA Margin	**49.9%** Q2 2017 Adj. EBITDA Margin (rolling 12-months)	**~400-500bps** of upside from identified cost savings
	JV Exposure	Majority of NOI from JVs	University Park at MIT, QIC and Madison JV transactions	**Opportunity for partner buy-outs** from captive deal pipeline reduces JV exposure
	Leverage	**13.1x** Net Debt / Adj. EBITDA	8.2x Net Debt / Adj. EBITDA (rolling 12-months as of 06/30/2017) with a target of **7-8x** by YE2017	**6.5x** Long Term Net Debt / Adj. EBITDA
	Dividend Policy	**None**	$0.09 Quarterly Dividend	**More than Double by 2019**
Corporate Governance	Other Corporate Governance Items	**6/15** Independent Board Members **2/6** Independent Board Members with less than 10 years tenure **21.5 yrs** Avg. Board Tenure **Executive Chairman**	**8/13** Independent Board Members **6/8** Independent Board Members with less than 10 years tenure **12.2 yrs** Avg. Board Tenure **Non-Executive Chairman**	**Predominantly Independent Board** **Majority Voting** standard in uncontested elections **Ongoing Board Refreshment**

(1) Nine markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia, as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas.

(2) Core markets include Boston, Dallas, Denver and Los Angeles as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas.

- 3 -

- 4 - Recent Steps & Accomplishments… 1 Management and the Board have a proven track record of achieving their stated goals and are focused on continuing successful execution of the Company‟s strategy  Increased Focus  Narrowing focus to two property types, apartment and office, from eight in 2011  Pending disposition of the majority of our retail portfolio through the sale of 11 regional malls and 12 New York shopping center assets to our existing partners, QIC and Madison International, for a combined ~5% cap rate (represents $2.2Bn valuation and $1.2Bn NAV)(1)  Currently generate 88.4% of NOI from nine markets compared to 82.2% in 2011(2)  2017 Guidance  2017 Operating FFO Guidance : $1.50 - $1.55 per share  Expanded Margins  Adjusted EBITDA margin has expanded from 44.4% in 2011 to 49.9% as of Q2 2017 (rolling 12-months)  Improved Corporate Governance  Eliminated dual-class structure, implemented majority voting, established a predominately independent Board and committed to ongoing Board refreshment  Initiated Dividend  Re-initiated dividend in 2016 and increased dividend by 50% in 2017  Reduced Leverage  Steadily decreased leverage from 13.1x Net Debt / Adj. EBITDA in 2011 to 8.4x at year-end 2016  Enhanced Disclosure  Changed fiscal year-end to Dec. 31, disclosed new segment level data, added detailed margin and overhead information and currently provide annualized NOI and NAV components  Outperformed Peers(3)  Outperformed our proxy peers on a 1, 3 and 5 year basis by ~12%, ~7% and ~30%, respectively  Outperformed MSCI US REIT Index on a 1, 3 and 5 year basis by ~9%, ~2% and ~22%, respectively Source: FactSet, SNL Financial. (1) See pages 28–29 for additional disclosure. (2) Nine markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia, as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. (3) On an equity market cap-weighted, total returns basis as of 07/31/2017; proxy peers include ARE, AIV, AVB, BXP, CBL, DDR, DRE, EQR, FRT, KIM, MAC, SLG, UDR and VNO.

(7.5%) (4.6%) 4.4% (30%) (25%) (20%) (15%) (10%) (5%) -- 5% 10% 07/29/16 10/10/16 12/22/16 03/06/17 05/18/17 07/31/17 23.1% 28.1% 30.2% (20%) (10%) -- 10% 20% 30% 40% 07/3 /14 03/ 7/15 10/12/15 05/18/ 6 12/23/16 07/31/17 47.8% 55.5% 77.0% (20%) -- 20% 40% 60% 80% 100% 07/31/12 07/31/13 07/31/14 07/31/15 0 /30/16 07/31/17 31% (1%) 6% 14% (7%) 6% 2 (11%) (1%) 111% 34% 47% - 5 - …Have Yielded Strong Results 1 1 Year Total Return 3 Year Total Return 5 Year Total Return Source: FactSet, SNL Financial. (1) Peers are proxy peers. (2) On an equity market cap-weighted, total returns basis as of 07/31/2017; proxy peers include ARE, AIV, AVB, BXP, CBL, DDR, DRE, EQR, FRT, KIM, MAC, SLG, UDR and VNO. Forest City Proxy Peers(2) MSCI US REIT Index (RMZ) Total Returns Since Key Strategic Milestones Start of Strategic Plan Converted to a REIT Reclassification Announcement Announcement of REIT Conversion / Strategic Plan 01/01/2012 01/13/2015 01/04/2016 12/06/2016 Total returns have outperformed peers both over a 1, 3 and 5 year basis, and since key strategic milestones(1)

2 Near-Term Strategic Priorities

ForestCity

Forest City has identified six key near-term strategic priorities intended to simplify & focus the portfolio, increase cash flow and drive stockholder returns

Objective	Near-Term Impact
1 Execute Sale of Retail Portfolio	Reduces retail exposure, with ~94% of pro forma NOI from office and multifamily assets
2 Margin Improvement	~400-500bps of identified adjusted EBITDA margin improvement
3 Increase Dividend	More than double current quarterly dividend of $0.09/share by 2019
4 Reduce Leverage	~6.5x Net Debt / Adj. EBITDA by year-end 2018 from 8.2x as of 6/30/2017 (rolling 12-months)(1)
5 Deliver Near-Term Developments	Near-term incremental FFO contribution of $0.06 – $0.08 per share from 2017 and 2018 openings upon stabilization
6 Navigate "BIG" Period	Minimize built-in gains ("BIG") recognition, resulting from REIT conversion, while retail and other non-core asset sales are executed "BIG" period lasts until 12/31/2020(2)

(1) See page 16 for current capital structure.
(2) See page 25 for additional detail.

- 6 -

Long-Term Strategy - 7 - 2 Portfolio Optimization  Focus investing in top tier core markets (inventory of opportunity: NYC, D.C., San Francisco and Denver)  Deliver ongoing “power of place” developments into stabilized core portfolio  Continue to evaluate the merit of the long-term ownership of non-core and remaining retail Growth Opportunities  Disciplined development targeting 6% – 7% yield on cost or 150-200bps spread to stabilized cap rates  Opportunistic acquisitions from captive pipeline of JV partner interests  Targeting development ratio less than ~7.5%  Value creation potential from development pipeline Earnings Enhancements  Reduce cost of capital  Strengthen balance sheet  Efficient organizational structure of continuous improvement mindset  Significant FFO from delivery of current developments Maximize Stockholder Value

3 Portfolio Composition[1]

ForestCity

Total Operating Portfolio


Office
56%
~$501MM
NOI
Retail
6%
Apartment
38%


FOUNDRY LOFTS | WASHINGTON, D.C.

Office (% of Total NOI)[2]


Brooklyn
20%
Manhattan
11%
~$278MM
NOI
Cambridge
Life Science
16%
Other Office
6%
Other Life Science
3%


40 LANDSDOWNE ST | CAMBRIDGE, MA

Apartment (% of Total NOI)[3]


Core
29%
~$190MM
NOI
Non-Core
9%


AMERICAN CIGAR LOFTS | RICHMOND, VA

Note: NOI data as presented is at Company share.

(1) Reflects portfolio pro forma for pending retail and FAH dispositions. Percentages based on Q2 2017 estimated annualized stabilized NOI.

(2) CBD includes assets located in the central business districts of Pittsburgh, PA, Richmond, VA, Cleveland, OH and San Francisco, CA. Other includes assets located in suburban areas of Alexandria, VA, Beachwood, OH, Richmond, VA and Albuquerque, NM. Other Life Science includes an asset in Philadelphia, PA and an asset in Baltimore, MD.

(3) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT.

- 8 -

3 Top Ten Assets

ForestCity

Pro forma for pending retail portfolio dispositions, Forest City's portfolio is concentrated in a select number of high-quality assets with the top ten assets comprising ~61% of total NOI

7 Bayside Village
San Francisco, CA
431 Units
$11.5MM NOI



9 8 Spruce Street
New York, NY
234 Units
$9.9MM NOI



3 New York Times
New York, NY
735K SF GLA
$50.7MM NOI


The New York Times

6 East River Plaza
New York, NY
262K SF GLA
$12.1MM NOI



2 Cambridge Life Science Portfolio
Boston, MA
1.5MM SF GLA
$80.8MM NOI



# Denotes ranking by NOI


San Francisco
Boston
NYC
Washington, D.C.

Top 10 Asset NOI Contribution


Top 10
61%
~$501MM
NOI
Remaining
39%

Property Type Key

- Office
- Apartment
- Mixed-Use
- Retail

4 Westfield SF Centre
San Francisco, CA
388K SF GLA
$19.0MM NOI



10 Johns Hopkins
Greater Washington, D.C.
276K SF GLA
$9.6MM NOI



5 The Yards(1)
Washington, D.C.
71K SF GLA / 485 Units
$13.8MM NOI



1 Metrotech Portfolio(2)
Brooklyn, NY
3.2MM SF GLA
$87.3MM NOI



8 Atlantic Terminal Office
Brooklyn, NY
400K SF GLA
$11.4MM NOI



Note: Reflects portfolio pro forma for pending retail and FAH asset dispositions. NOI reflects Q2 2017 estimated annualized stabilized NOI. GLA as of 6/30/2017.
Note: NOI and GLA data as presented is at Company share.
(1) Includes Arris, an apartment building that was not stabilized as of Q2 2017. Arris is excluded in other NOI calculations or percentages.
(2) Includes One Pierrepont Plaza.

- 9 -

3 Office Segment Overview

ForestCity

33 properties encompassing 8.6MM SF primarily located in core-urban markets

- 21 traditional office properties (6.7MM SF) and 12 life science properties (1.9MM SF)

Top Office Assets (% of NOI)

Property	Location	GLA (000s)	Rent PSF	Occ'y	% Office NOI[1]
Metrotech[2][3]	Brooklyn, NY	3,181	$45.07	98.4%	31%
Cambridge Life Science[2]	Cambridge, MA	1,457	$70.23	100.0%	29%
New York Times[2]	Manhattan, NY	735	$92.39	100.0%	18%
Remaining Core		1,944	$42.61	92.5%	17%
Non-Core[4]		1,251	$20.23	78.6%	5%
Total / Wtd. Avg.		**8,568**	**$48.41**	**94.5%**	**100%**

Key Office Stats

	New York	Life Science	Other
Rent PSF:	$52.57	$64.91	$24.54
Occupancy:	98.4%	99.8%	82.8%
Total GLA:	4,823	2,126	2,558
Company GLA:	4,463	1,855	2,250
% Total NOI[1]:	31%	19%	6%
Allocated Debt:	$408MM	$607MM	$217MM


300 MASSACHUSETTS AVE | CAMBRIDGE, MA


TWELVE METROTECH CENTER | BROOKLYN, NY

Geographic Overview (% of Office NOI)[1]



New York 55%
~$278MM NOI
Boston 29%
Washington, D.C.[5] 4%
San Francisco 2%
Philadelphia 2%
Other[4] 8%

Note: All figures shown at Company share as of 06/30/2017.
(1) Based on Q2 2017 estimated annualized stabilized NOI.
(2) Subject to a ground lease. Additional disclosure on page 22.
(3) Includes One Pierrepont Plaza.
(4) Includes assets located in Beachwood, OH, Albuquerque, NM, Cleveland, OH and Pittsburgh, PA.
(5) Includes Greater Washington, D.C. and Richmond, VA.

- 10 -

3 Apartment Segment Overview

ForestCity

69 total properties; 23,212 total leasable units (16,787 at Company share)(1)
- 75% of apartment NOI comes from core assets

Top Apartment Assets (% of NOI)(1)

Property	Location	Units	Rent / Unit(2)	Economic Occ'y	% Apt. NOI
Bayside Village	San Francisco, CA	431	$3,010	92.5%	6%
8 Spruce Street	Manhattan, NY	234	$4,862	95.3%	5%
Pavilion	Chicago, IL	1,058	$1,187	94.2%	5%
Remaining Core(3)		7,211	$1,984	94.9%	59%
Non-Core(3)		7,853	$997	92.6%	25%
Total / Wtd. Avg.		**16,787**	**$1,531**	**94.1%**	**100%**

Key Apartment Stats(1)

	Core	Non-Core
Rent per Unit:	$2,015	$997
Occupancy:	94.7%	92.6%
Total Units:	12,322	10,890
Company Units:	8,934	7,853
Avg. Units / Property:	293	407
% of Total NOI:	29%	9%
Allocated Debt:	$1.38Bn	$328MM


8 SPRUCE STREET | NEW YORK, NY


BAYSIDE VILLAGE | SAN FRANCISCO, CA

Geographic Overview (% of Apt. NOI)(1)


Washington, D.C. 14% (4)
San Francisco 10%
Chicago 9%
Boston 8%
Philadelphia 6%
Denver 7%
Los Angeles 5%
Dallas 4%
Other 25%
New York 12%
~$190MM NOI

Note: All figures shown at Company share as of 6/30/2017 and NOI reflects Q2 2017 estimated annualized stabilized NOI.
(1) Pro forma for FAH disposition.
(2) Reflects monthly rent based on comparable unit data as of 6/30/2017.
(3) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT.
(4) Includes Richmond, VA.

- 11 -

3 Summary of Potential Growth

ForestCity

Robust growth pipeline of ~$489MM of projects currently under construction and a development pipeline of ~20MM entitled SF in core markets

Near-Term Growth[1]

By Year

Year Opening	# of Projects	Net Cost ($MM)[3]	NOI Range ($MM)	Yield Range
2017	5	$ 298.0	$15.8 - $17.3	5.7% - 6.2%
2018	3	73.6	4.8 - 5.2	6.5% - 7.0%
2019	2	97.9	6.7 - 7.3	6.9% - 7.4%
Total/Wtd. Avg.	**10**	**$ 469.5**	**$27.3 - $29.8**	**5.7% - 6.2%**

By Property Type

Property Type	# of Projects	Net Cost ($MM)[3]	NOI Range ($MM)	Yield Range
Apartment	8	$ 421.5	$24.0 - $26.2	5.6% - 6.1%
Retail	2	48.0	3.3 - 3.6	6.7% - 7.2%
Total/Wtd. Avg.	**10**	**$ 469.5**	**$27.3 - $29.8**	**5.7% - 6.2%**


THE BRIDGE AT CORNELL TECH | NEW YORK, NY

Long-Term Growth[2]

			Square Feet				
Name	**Location**	**$MM[4]**	**Office**	**Apt.**	**Retail**	**Other**	**Total**
Stapleton	Denver, CO	$0.0	3.1	2.0	0.2	0.2	5.6
The Yards	Washington, D.C.	70.4	1.8	2.0	0.3	0.5	4.6
Pier 70	San Francisco, CA	36.2	1.2	0.9	0.4	0.8	3.2
Hudson Exchange	Jersey City, NJ	12.5	-	3.0	0.2	-	3.2
Pacific Park	Brooklyn, NY	40.9	0.3	1.2	-	0.3	1.8
Waterfront Station	Washington, D.C.	10.4	-	0.3	0.0	-	0.3
5M	San Francisco, CA	30.8	0.1	0.0	0.0	0.1	0.3
Operating Properties		23.1	-	-	-	-	-
Other		5.7	0.1	0.5	0.2	-	0.8
Non-Core Markets		53.4	1.6	0.4	0.1	-	2.1
Total		**$283.5**	**8.3**	**10.2**	**1.3**	**1.9**	**21.7**

The Yards Development

	Completed Projects[5]	Projects Underway	Total Phase I
Total Investment	$198MM	~$212MM - $232MM	~$410MM - $430MM
Total NOI	$15MM	~$13MM - $15MM	~$28MM - $30MM

Phase 1 Value Created[6] = $205MM - $230MM
Cash on Cost Return = 6.6% - 7.1%
Cash on Cost spread to Cap Rate = 210-260 bps

(1) Reflects projects under construction. See page 24 for additional detail. Dollar amounts represent cost at Company share.
(2) Reflects development pipeline. Dollar amounts and square feet are at Company share. May not sum to totals as presented due to rounding.
(3) $469.5MM reflects cost net of subsidies. Gross cost is $489.4MM.
(4) Dollar amounts reflect projects under development at Company Share.
(5) Completed Projects include: Foundry Lofts, Boilermaker Shops, Lumbershed, Arris, Twelve12; Projects Underway include The Guild and District Winery.
(6) Value of NOI less cost. Assumes 4.5% blended cap rate for residential and office (Source: CoStar as of Q1 2017).

- 12 -

4 Capital Structure Overview

ForestCity

Capitalization(1)

Dollars in millions

	Consolidated		Company's Share	
Secured Debt	**$ Amt**	**Rate**	**$ Amt**	**Rate**
Fixed-rate Mortgage Debt	$1,907.3	4.38%	$ 3,642.2	4.37%
Variable-rate Mortgage Debt	668.5	3.32%	753.4	4.06%
Tax-Exempt Notes Payable	618.1	1.87%	679.9	1.97%
Total Secured Debt	**$3,193.9**		**$ 5,075.6**	
Net unamortized mortgage procurement costs	(35.6)		(49.9)	
Total Secured Debt, Net	**$3,158.3**	**3.68%**	**$ 5,025.7**	**4.00%**
Unsecured Debt				
Revolving Credit Facility		L+ 125bps		L+ 125bps
May 2021 Term Loan, Net	$ 333.5	L+ 145bps	$ 333.5	L+ 145bps
Convertible Senior Debt				
4.250 Notes due 2018	73.2	4.25%	73.2	4.25%
3.625% Notes due 2020	40.0	3.63%	40.0	3.63%
Net unamortized mortgage procurement costs	(0.8)		(0.8)	
Total Unsecured Debt	**$ 445.9**		**$ 445.9**	**2.54%**
Total Debt	**$3,604.2**		**$ 5,471.6**	**3.92%**
Less: Cash and Cash Equivalents	(172.3)		(223.1)	
Net Debt	**$3,431.8**		**$ 5,248.4**	
Common Equity ($24.38 per share as of 7/31/2017) (3)	**$6,667.9**		**$ 6,667.9**	
Noncontrolling interest	480.4		-	
Total Enterprise Value			**$ 11,916.3**	

Capitalization (%)(1)(2)



Key
Common Equity
Secured Debt
Term Loan
Convertible Senior Debt
Secured Debt 41.6%
Term Loan 2.7%
Convertible Senior Debt 0.9%
Common Equity 54.7%

Leverage Metrics & Liquidity(1)

Dollars in millions

Company Share Net Debt / TEV	44%
Fixed Charge Coverage Ratio	2.1x
Net Debt / Adj. EBITDA(4)	8.2x
Total Liquidity:	$ 780.1
Cash and Cash Equivalents	$ 223.1
Revolver Capacity	557.0

(1) All figures shown at Company share unless noted. Balance sheet as of 06/30/2017 and share price as of 07/31/2017.
(2) Does not include $223.1MM of cash and cash equivalents or $0.8MM of net unamortized mortgage procurement costs.
(3) Based on 273.5MM shares outstanding.
(4) Rolling 12-months ended 06/30/2017.

- 13 -

4 Illustrative Deleveraging Plan

ForestCity

Leverage target of ~6.5x by year-end 2018 as the Company continues its focus on enhancing the balance sheet profile and builds equity in stabilized assets



13.1x
10.7x
9.5x
8.4x
~7.5x
~6.5x
YE 2011
YE 2014
YE 2015
YE 2016
YE 2017 Target
YE 2018 Run Rate

Key Drivers of Further Deleveraging from 2017 to 2018:

Debt Reduction:

- Disposition of FAH portfolio
- Disposition of retail assets
- Use proceeds from dispositions to pay down debt

EBITDA Growth:

- Strong continued free cash flow generation from operating assets
- Additional ~400–500bps in adj. EBITDA margin improvement from identified cost savings
- NOI contributions from New Property Openings

Note: The 2017 and 2018 information is illustrative. It is based on a number of significant assumptions any or all which may turn out to be untrue. You should not place undue reliance on this forward-looking information. There can be no assurance that these plans will be implemented, or if implemented, that will be effective in achieving our strategic goals.

- 14 -

5 Adjusted EBITDA Margin Expansion

ForestCity

Identified cost savings are expected to provide ~400-500bps of additional margin improvements by year-end 2018

Illustrative Adjusted EBITDA Margin Enhancement Bridge



49.7%
~150bps
~125bps
~275bps
~225bps
~75bps
~50bps
54.7%
53.7%
Year-End 2016
Property NOI
Corporate G&A and Other Operations NOI
Development Overhead
Year-End 2018

Note: Diagonal lines on bridge are reflective of the range of potential enhancements.

- 15 -

Office NOI Margins - 16 - Total Office 5 Our New York and Life Science assets have adjusted property margins in line with top-quartile performing peers New York (55% of Office NOI) Life Science (34% of Office NOI) Other (11% of Office NOI) Note: Margin figures from the six months ended June 30, 2016. NOI and GLA figures shown at Company share. NOI dollar amounts based on Q2 2017 estimated annualized stabilized NOI. GLA as of 06/30/2017. $95MM NOI 1.9MM GLA $279MM NOI 8.6MM GLA $29MM NOI 2.2MM GLA $154MM NOI 4.5MM GLA

Apartment NOI Margins - 17 - Total Apartment 5 Our apartment portfolio has adjusted property margins which are generally in line with peers operating in the respective markets Core Markets (75% of Apartment NOI)(1) Non-Core (25% of Apartment NOI)(2) Note: Margin figures from the year-ended Dec. 31, 2016. NOI and GLA figures shown at Company share. NOI is Q2 2017 estimated annualized stabilized NOI. Units as of 06/30/2017. Apartment peers normally exclude management fees. (1) Core markets include Boston, Chicago, Dallas, Denver, Los Angeles and Philadelphia as well as the Greater New York City, San Francisco and Washington, D.C. metropolitan areas. (2) Non-Core markets include Cleveland, OH, Cumberland, RI, Haverhill, MA, New Haven, CT, San Diego, CA, Orange, CA and Stratford, CT. $191MM NOI 16,787 Units $47MM NOI 7,853 Units $143MM NOI 8,934 Units

5 Corporate Overhead

ForestCity

Forest City is focused on improving efficiency to align its corporate overhead with best-in-class peers

G&A as a % of Revenue[1]



Expected range of 5.75% - 6.50% pro forma for achieving identified cost savings of ~$15MM-$25MM
4.9%
~275 bps
7.7%
6.50%
5.75%
Unadjusted
Adjustments (2)
Adjusted
Adjusted w/ Margin Enhancements
Annual G&A Expense:
$63MM
~$98MM
~Q3 2018
~$73MM–$83MM

Note: Revenue and G&A data as of fiscal year-end 2016 for Forest City.
(1) Forest City revenue is pro rata for JVs, minority interests and discontinued operations.
(2) Adjustments include Apartment segment service and management fees and corporate allocations, which were removed from the Apartment segment comparable NOI margin bridges shown previously in the supplemental package. Additionally the remaining Apartment segment service and management company overhead (reflected in Apartment segment "other NOI" in the NOI Detail section of this supplemental package) is included in these adjustments.

- 18 -

 Green Building Performance  2016 LEED Multi-Family Developer of the Year  Recognized by Dept. of Energy as part of the Better Building Alliance Interior Lighting Campaign  Achieved an 11.1% energy reduction since 2010 and 7.3% water use reduction since 2013  Developing a long-term GHG Emissions Reduction target to be implemented in 2017  ESG Ratings & Rankings  “A” rating from MSCI  Green Star Recognition from Global Real Estate Sustainability Benchmark for 2nd straight year  Participation in Global Reporting Initiative framework annually  Submitting performance to CDP Climate Change in 2017  Diversity  Only U.S. REIT on Equileap’s 2017 Top 200 Gender Equality Global Report and Ranking  2020 Women on Boards Winning „W‟ Company for 2016  10.25% spend with minority, women and/or veteran business enterprises in 2016, exceeding Enterprise-Wide Diverse Supplier Spend goal Corporate Responsibility and ESG 6 Forest City creates thriving, mixed-use developments that address both the environmental and social needs of our core markets - 19 -

Addressing Key Risks Proactively 6 - 20 -  Reducing energy and water use and GHG emissions by improving efficiency through robust data tracking and reporting  Investing in innovation: developing and incorporating smart building technology and pursuing the development of green-building certifications and standards  Remediation and responsible land use in operations, development and demolition  Embracing affordable housing and strategically locating properties in dense environments, aided by careful planning and a focus on transit-oriented design  Sustainable design criteria adheres to standards that exceed local air quality regulations  Implementing strict standards on contractors during all construction/renovation projects  Proactive approach to cybersecurity that accounts for security at connected entities  Cybersecurity committee establishes cyber risk priority areas and implements enhancements to the security of company and customer data Energy and Emissions Cybersecurity Land Management and Urban Access Tenant Health/Safety  Lobbying targeted toward driving economic vitality in the markets served  4 areas of philanthropic focus are economic development, workforce preparedness, educational attainment and diversity and inclusion efforts Government and Community Engagement

Appendix THE NEW YORK TIMES BUILDING | NEW YORK, NY

A Development Detail

ForestCity

Project Name	Property Type	Ownership[3]	Units / SF[4]	Cost Incurred(MM)[4]	Expected Cost(MM)[4]	Anticipated Stabilization
2017 Phased Openings						
550 Vanderbilt [1]	Condominiums	30%	83	106.7	116.4	n/a
Pacific Park Parking [1][2]	Parking	30%	n/a	1.2	4.1	Q3 2017 [5]
Projects Under Construction						
Axis[1]	Apartment	30%	116	45.1	41.8	Q1 2019
Ardan[1]	Apartment	30%	115	20.8	36.2	Q3 2019
38 Sixth Ave [1]	Apartment	30%	91	40.1	50.1	Q3 2018
Mint Town Center[1]	Apartment	95%	379	65.4	88.4	Q1 2019
VYV[1]	Apartment	50%	211	93.1	107.1	Q1 2019
Ballston Quarter Residential[1]	Apartment	51%	207	23.8	92.9	Q3 2020
The Yards – The Guild	Apartment	0%	0	0.0	0.0	Q3 2019
Capper 769	Apartment	25%	45	3.7	18.1	Q1 2020
The Yards – The District Winery	Retail	100%	16,150	9.1	10.6	Q4 2017
Ballston Quarter Redevelopment	Retail	51%	156,570	23.0	44.2	Q3 2018
Total Projects Under Construction				**$324.1**	**$489.4**	
Total (Includes 2017 Openings)				**$432.0**	**$609.9**	

(1) Represent phased openings.
(2) Pacific Park Parking costs include garages that are open/under construction as well as garages not yet under construction.
(3) The Company invests in certain real estate projects through joint ventures and, at times, may provide funding at percentages that differ from the Company's legal ownership.
(4) Figures shown at Company share.
(5) Opening date.

- 21 -

A Summary of Stapleton

ForestCity

Plans for Stapleton include more than 12,000 homes and apartments, 3MM SF of retail and 10MM SF feet of office, research, development and industrial space

- Located in Denver, CO, Stapleton is one of the largest urban in-fill redevelopment projects in U.S. history
- Future entitlements in-place for apartment, retail, office and single family uses
- Upon completion, Stapleton is expected to be home to 30,000 residents and 35,000 workers
- Stapleton exemplifies Forest City's excellence in urban placemaking
- Over the past few years Stapleton land sales have contributed ~$40MM annually to FFO, which is expected to continue in the near-term



ASTER TOWN CENTER | DENVER, CO

(1) As of 06/30/2017.

Completed Project Summary as of 6/30/2017	
Completed Retail GLA:	2.5MM SF
Completed Office GLA:	393k SF
Completed Other Commercial GLA:	2.5MM SF
Completed Apartment Units:	1,608
Apartment Units Under Construction:	399
Owned Land:	468 Acres
Land Controlled via Option:	408 Acres

# of Lots Sold to Homebuilders



501
650
522
[VALUE]
251
12/31/2013*
12/31/2014
12/31/2015
12/31/2016
6/30/2017†

*Represents 11 months ended 12/31/2013
†Represents YTD sales as of 6/30/2017

- 22 -

The Yards Development Case Study - 23 - At full build-out, The Yards is expected to include up to 3,000 residential units, 1.8MM SF of office space and approximately 400k SF of retail and dining space ARRIS | WASHINGTON, D.C. A FOUNDRY LOFTS | WASHINGTON, D.C. Phase 1 Value Created(2) = $205MM - $230MM Cash on Cost Return = 6.6% - 7.1% Cash on Cost spread to Cap Rate = 210-260 bps Completed Projects(1) Projects Underway Total Phase I Total Investment $198MM ~$212MM - $232MM ~$410MM - $430MM Total NOI $15MM ~$13MM - $15MM ~$28MM - $30MM Source: CoStar as of Q2 2017. (1) Completed Projects include: Foundry Lofts, Boilermaker Shops, Lumbershed, Arris, Twelve12; Projects Underway include The Guild and District Winery. (2) Value of NOI less cost. Assumes 4.5% blended cap rate for residential and office. The Yards Project Summary The Yards Geographic Overview H:\! GRAPHICS\! MAPINFO\Porter Carbajal\2017-06-29\Yards Development.wor Downtown Capitol Riverfront The White House Washington Monument The Capitol Nationals Park E N W S Washington D.C. 695 295 395 295 395 1 mile The Yards Arlington, VA

Ⓐ Summary of Retail Transaction

ForestCity

QIC	Madison	Forest City
Outright Sales:	*Atlantic Center*	*Westfield San Francisco Centre*
Antelope Valley Mall	*Atlantic Terminal*	*Ballston Quarter (redevelopment)*
Charleston Town Center	*Castle Center*	*East River Plaza*
Mall at Robinson	*Columbia Park Center*	*Station Square*
Shops at Northfield Stapleton	*Forest Avenue*	*The Yards:*
Shops at Wiregrass	*Harlem Center*	- *Boilermaker Shops*
South Bay Galleria	*Queens Place*	- *Lumber Shed*
Westchester's Ridge Hill	*Shops at Gun Hill Road*	- *Twelve12*
Galleria at Sunset	*Shops at Northern Boulevard*	***Likely Dispositions****:*
Short Pump Town Center	*Shops at Richmond Avenue*	- *Boulevard Mall*
Promenade Temecula	*The Heights*	- *Atlantic Center Site V*
Victoria Gardens	*42nd Street*[1]	- *Brooklyn Commons*

$110.0MM 2016 NOI	**Cap Rate**	**5.0%**	
		QIC	Madison
	Valuation $2.2 Bn	~$1.6B	~$600M
	Debt - $1.0 Bn	~700M	~300M
	NAV - $1.2 Bn	~900M	~300M

(1) 42nd Street will close after resolution of the ground lease rate reset dispute with the city.

- 24 -

Ⓐ NAV Components *(as of June 30, 2017)*

ForestCity

(Dollars in millions at company's share)	Q2 2017 NOI [1]	Net Stabilized Adjustments[2]	Stabilized NOI	Annualized Stabilized NOI [3]	Nonrecourse Debt, net [4]
Operations	A	B	=A+B		
Office Real Estate					
Life Science					
Cambridge	$ 21.9	$ (1.7)	$ 20.2	$ 80.8	$ (505.1)
Other Life Science	3.7	(0.1)	3.6	14.4	(101.4)
New York					
Manhattan	14.6	(0.7)	13.9	55.6	-
Brooklyn	24.7	-	24.7	98.8	(408.0)
Other Office	7.2	-	7.2	28.8	(217.1)
Subtotal Office	$ 72.1	$ (2.5)	$ 69.6	$ 278.4	$ (1,231.6)
Apartment Real Estate					
Apartments, Core-Markets	35.7	-	35.7	142.8	(1,376.1)
Apartments, Non-Core Markets	11.9	-	11.9	47.6	(327.9)
Subtotal Apartment Product Type	$ 47.6	$ -	$ 47.6	$ 190.4	$ (1,704.0)
Federally Assisted Housing [5]	4.0	(2.3)	1.7	6.8	(67.3)
Subtotal Apartments	51.6	(2.3)	49.3	197.2	(1,771.3)
Retail Real Estate					
Regional Malls	26.3	(2.1)	24.2	96.8	(930.5)
Specialty Retail Centers	12.7	0.1	12.8	51.2	(472.2)
Subtotal Retail	$ 39.0	$ (2.0)	$ 37.0	$ 148.0	$ (1,402.7)
Subtotal	$ 162.7	$ (6.8)	$ 155.9	$ 623.6	$ (4,405.6)
Straight-line rent adjustments	3.8	-	3.8	15.2	-
Other operations	(1.5)	-	(1.5)	(6.0)	-
Total Operations	$ 165.0	$ (6.8)	$ 158.2	$ 632.8	$ (4,405.6)
Development					
Recently-Opened Properties/Redevelopment	$ 0.7	$ 5.7	$ 6.4	$ 25.6	$ (129.8)
Straight-line rent adjustments	0.1	-	0.1	0.4	-
Other Development	(7.1)	-	(7.1)	(28.4)	-
Total Development	$ (6.3)	$ 5.7	$ (0.6)	$ (2.4)	$ (129.8)

- 25 -

NAV Components (as of June 30, 2017) - 26 - A (Dollars in millions at company's share) Nonrecourse Development Book Value (4) Debt, net (4) Projects under construction (6) 519.8$ (211.7)$ Projects under development 283.5$ (187.4)$ Land inventory Stapleton 49.6$ —$ Commercial Outlots 19.7$ —$ Other Tangible Assets Cash and equivalents 223.1$ Restricted cash 227.0$ Accounts receivable, net (7) 257.1$ Notes Receivable 446.2$ Net investments and advances to unconsolidated entities 41.7$ Prepaid expenses and other deferred costs, net 87.9$ Recourse Debt and Other Liabilities Revolving credit facility —$ Term loan, net (333.5)$ Convertible senior debt, net (112.4)$ Less: convertible debt 112.4$ Construction payables (110.1)$ Operating accounts payable and accrued expenses (8) (657.9)$ Share Data (in millions) Diluted weighted average number of shares for the three months ended June 30, 2017 268.8

A NAV Components-Footnotes *(as of June 30, 2017)*

ForestCity

1) Q2 2017 Earnings Before Income Taxes reconciled to NOI for the three months ended June 30, 2017 in the Supplemental Operating Information section of the supplemental package, furnished to the SEC on form 8-K on August 3, 2017.
2) The net stabilized adjustments column represents adjustments assumed to arrive at an estimated annualized stabilized NOI. We include stabilization adjustments to the Q2 2017 NOI as follows:
   a) We have removed Q2 2017 lease termination income from our Cambridge Life Science and Manhattan office portfolios.
   b) Due to quarterly fluctuations of NOI as a result of distribution restrictions from our limited-distribution federally assisted housing properties, we have included a stabilization adjustment to the Q2 2017 NOI to arrive at our estimate of stabilized NOI. Our estimate of stabilized NOI is based on the 2016 annual NOI of $6.8 million, which excludes NOI related to 22 properties in this portfolio that were sold during the six months ended June 30, 2017.
   c) Partial period NOI for recently sold properties has been removed in the Operations Segments.
   d) Due to the planned transfer of *Boulevard Mall* (Regional Malls) to the lender in a deed-in-lieu transaction during 2017, we have removed NOI and nonrecourse debt, net, related to this property.
   e) For recently-opened properties currently in initial lease-up periods included in the Development Segment, NOI is reflected at 5% of the company ownership cost. This assumption does not reflect our anticipated NOI, but rather is used in order to establish a hypothetical basis for an estimated valuation of leased-up properties. The following properties are currently in their initial lease-up periods:

Property	Cost at 100%	Cost at Company Share	Lease Commitment % as of July 23, 2017
	(in millions)		
Office:			
1812 Ashland Ave (Life Science)	$ 61.2	$ 61.2	75%
Apartments:			
535 Carlton (Core Market)	$ 168.1	$ 41.7	36%
Eliot on 4th (Core Market)	$ 143.7	$ 44.2	39%
NorthxNorthwest (Core Market)	$ 115.0	$ 33.5	24%
461 Dean Street (Core Market)	$ 195.6	$ 195.6	77%
The Bixby (Core Market)	$ 59.2	$ 11.8	99%
Blossom Plaza (Core Market)	$ 100.6	$ 29.9	95%
The Yards - Arris (Core Market)	$ 143.2	$ 42.9	94%
	$ 986.6	$ 460.8	

NOI attributable to Kapolei Lofts, an apartment community on land in which we lease, is not included in NOI from lease-up properties. We consolidate the land lessor, who is entitled to a preferred return that currently exceeds anticipated operating cash flow of the project, and therefore, this project is reflected at 0% for company-share purposes. In accordance with the waterfall provisions of the distribution agreement, we expect to share in the net proceeds upon a sale of the project, which is not currently reflected on the NAV component schedule.

- 27 -

NAV Components-Footnotes (as of June 30, 2017) - 28 - f) Due to the redevelopment of Ballston Quarter (Development Segment; Recently-Opened Properties/Redevelopment), we have included a stabilization adjustment to the Q2 2017 NOI to arrive at $2.6 million, our estimate of annualized stabilized NOI prior to the commencement of our current redevelopment. The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure. 3) Company ownership annualized stabilized NOI is calculated by taking the Q2 2017 stabilized NOI times a multiple of four. 4) Amounts represent the company’s share of each respective balance sheet line item as of June 30, 2017 and may be calculated using the financial information contained in the Appendix of the supplemental package furnished to the SEC on form 8-K on August 3, 2017. Due to the planned transfer of Boulevard Mall to the lender, we have removed nonrecourse debt, net, of $91.1 million related to this property. 5) Represents the remaining 25 federally assisted housing apartment communities. We recently signed a master purchase and sale agreement to dispose of this portfolio and expect to receive net proceeds of approximately $65 million. As of June 30, 2017, 22 properties have closed, representing $53.5 million in net proceeds. 6) We have removed $23.0 million of assets from projects under construction, which represents the costs on the balance sheet associated with the ongoing redevelopment of Ballston Quarter. NOI for each of this is stabilized under Recently-Opened Properties/Redevelopment. 7) Includes $149.9 million of straight-line rent receivable (net of $9.1 million of allowance for doubtful accounts). 8) Includes $62.2 million of straight-line rent payable. A

Definitions of non-GAAP measures EBITDA EBITDA, a non-GAAP measure, is defined as net earnings excluding the following items at our company share: i) non-cash charges for depreciation and amortization; ii) interest expense; iii) amortization of mortgage procurement costs; and iv) income taxes. EBITDA may not be directly comparable to similarly-titled measures reported by other companies. We use EBITDA as the starting point in order to calculate Adjusted EBITDA as described below. Adjusted EBITDA We define Adjusted EBITDA, a non-GAAP measure, as EBITDA adjusted to exclude: i) impairment of real estate; ii) gains or losses from extinguishment of debt; iii) gain (loss) on full or partial disposition of rental properties, development projects and other investments; iv) gains or losses on change in control of interests; v) other transactional items, including organizational transformation and termination benefits; and vi) the Nets pre-tax EBITDA. We believe EBITDA, Adjusted EBITDA and net debt to Adjusted EBITDA provide additional information in evaluating our credit and ability to service our debt obligations. Adjusted EBITDA is used by the chief operating decision maker and management to assess operating performance and resource allocations by segment and on a consolidated basis. Management believes Adjusted EBITDA gives the investment community a further understanding of the Company’s operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. However, Adjusted EBITDA should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating Adjusted EBITDA and, accordingly, the Company’s Adjusted EBITDA may not be comparable to other REITs. Net Debt to Adjusted EBITDA Net Debt to Adjusted EBITDA, a non-GAAP measure, is defined as total debt, net at our company share (total debt includes outstanding borrowings on our revolving credit facility, our term loan facility, convertible senior debt, net, nonrecourse mortgages and notes payable, net) less cash and equivalents, at our company share, divided by Adjusted EBITDA. Net Debt to Adjusted EBITDA is a supplemental measure derived from non-GAAP financial measures that the Company uses to evaluate its capital structure and the magnitude of its debt against its operating performance. The Company believes that investors use versions of this ratio in a similar manner. The Company’s method of calculating the ratio may be different from methods used by other REITs and, accordingly, may not be comparable to other REITs. Net Asset Value Components We disclose components of our business relevant to calculate NAV, a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of NAV involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company. NAV components are shown at our total company ownership. We believe disclosing the components at total company ownership is essential to estimate NAV, as they represent our estimated proportionate amount of assets and liabilities the Company is entitled to. The components of NAV do not consider the potential changes in rental and fee income streams or development platform. The components include non-GAAP financial measures, such as NOI, and information related to our rental properties business at the Company’s share. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. - 29 - A

Definitions of non-GAAP measures(cont’d) NOI NOI, a non-GAAP measure, reflects our share of the core operations of our rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses at our ownership within our Office, Apartments, Retail, and Development segments, except for revenues and cost of sales associated with sales of land held in these segments. The activities of our Corporate and Other segments do not involve the operations of our rental property portfolio and therefore are not included in NOI. We believe NOI provides important information about our core operations and, along with earnings before income taxes, is necessary to understand our business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating office, apartment and retail real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. We use NOI to evaluate our operating performance on a portfolio basis since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on our financial results. Investors can use NOI as supplementary information to evaluate our business. In addition, management believes NOI provides useful information to the investment community about our financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies. - 30 - A

Reconciliation of non-GAAP measures (1)-(3) See page 29 in the supplemental package furnished to the SEC for the three and six months ended June 30, 2017 for footnotes. Additionally, see page 25 in the supplemental package furnished to the SEC for the year-ended December 31, 2016 for footnotes. - 31 - A 2017 2016 Earnings ( loss) before income taxes (GAAP) 58,245$ (454,173)$ Earnings from unconsolidated entities (41,514) 263,533 Earnings (loss) before income taxes and earnings from unconsolidated entities 16,731 (190,640) Land sales (17,762) (48,078) Cost of land sales 7,694 13,661 Other land development revenues (1,862) (10,183) Other land development expenses 2,034 8,923 Corporate general and administrative expenses 14,018 62,683 Organizational transformation and termination benefits 6,863 31,708 Depreciation and amortization 65,747 250,848 Write-offs of abandoned development projects and demolition costs 1,596 10,348 Impairment of real estate — 156,825 Interest and other income (9,896) (46,229) Interest expense 28,901 131,441 Interest rate swap breakage fee — 24,635 Am rtization of mortgage procurement costs 1,507 5,719 Loss on extinguishment of debt — 32,960 NOI related to unconsolidated entities(1) 53,629 223,592 NOI related to noncontrolling interest(2) (10,483) (37,221) NOI related to discontinued operations(3) — 1,198 Net Operating Income (Non-GAAP) 158,717$ 622,190$ Three Months Ended June 30, Year Ended December 31, Reconciliation of Earnings (Loss) Before Income Taxes (GAAP) to Net Operating Income (non-GAAP) (in thousands)

Reconciliation of non-GAAP measures(cont’d) (1) See page 35 in the supplemental package furnished to the SEC for the quarter ended June 30, 2017 for footnotes. Additionally, see page 32 in the supplemental package furnished to the SEC for the year-ended December 31, 2016 for footnotes. - 32 - A Reconciliation of Net Earnings (GAAP) to EBITDA (non-GAAP) Three Months Ended June 30, 2017 2016 Net earnings attributable to Forest C ity Realty Trust, Inc. (GAAP) 56,753$ (158,402)$ Depreciation and amortization 82,089 321,749 Interest Expense(1) 48,857 221,812 Interest rate swap breakage fee — 24,635 Amortization of mortgage procurement costs 1,909 8,680 Income tax expense 4,654 85,105 EBITDA attributable to Forest C ity Realty Trust, Inc. (Non-GAAP) 194,262$ 503,579$ Impairment of real estate — 463,225 Net loss on extinguishment of debt 2 33,863 Net gain on disposition of interest in development project — (136,687) Net gain on disposition of partial interest in other investment - Nets — (136,247) Net gain on disposition of full or partial interests in rental properties (39,314) (129,367) Nets pre-tax EBITDA — 1,400 Organizational transformation and termination benefits 6,863 31,708 Adjusted EBITDA attributable to Forest C ity Realty Trust, Inc. (Non-GAAP) 161,813$ 631,474$ 2017 2016 Nonrecourse mortgage debt and notes payable, net, at company share 5,025,661$ 5,063,175$ Revolving credit facility — — Term loan, net 333,468 333,268 Convertible ior debt, net 112,410 112,181 Total debt 5,471,539$ 5,508,624 Less cash and equivalents (223,141) (221,478) Net Debt 5,248,398$ 5,287,146$ Net Debt to Adjusted EBITDA (Annualized) 8.1x 8 .4x As of June 30, As of Dec 31, (in thousands) Year Ended December 31, (in thousands)

2017 Guidance - 33 - A Forest City Realty Trust Inc.’s year ended December 31, 2017 guidance for net earnings attributable to common stockholders - diluted and Operating funds from operations (“Operating FFO”) per share - diluted is disclosed and reconciled below. These estimates reflect management’s view of current and future market conditions, including assumptions with respect to, but not limited to, rental rates, occupancy levels and comparable net operating income. These estimates exclude any possible future gains or losses from the disposal of rental properties or change in control of interest transactions, including any applicable operating results. In addition, these estimates do not assume any potential property acquisitions or related operating results, future impairment charges or write-offs of abandoned development projects and demolition costs. Estimated fully diluted weighted average shares for the year ended December 31, 2017 were used to calculate the per share estimates. These estimates are subject to fluctuations and there can be no assurance the Company’s actual results will not differ materially from these estimates. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company's annual and quarterly period reports filed with the Securities and Exchange Commission. Low High Net earnings attributable to common stockholders - diluted 0.53$ 0.58$ Depreciation and amortization—real estate 1.17 1.17 Gain on disposition of full or partial interests in rental properties, net of tax (0.23) (0.23) Adjustments for convertible senior note interest - if converted method 0.02 0.02 Tax credit income (0.04) (0.04) Orga zatio al tr nsformation and termination benefits 0.06 0.06 Oth r adjustments (1) (0.01) (0.01) Operating FFO per share - Diluted 1.50$ 1.55$ (1) Range for the Year Ended December 31, 2017 Includes write-offs of abandoned development projects and demolition costs, loss on extinguishment of debt, change in fair market value of nondesignated hedges, straight-line rent adjustments and income tax expense (benefit) on FFO.